Exhibit 99.1

5321 Corporate Boulevard

Baton Rouge, LA 70808

Lamar Advertising Company Announces

Third Quarter 2018 Operating Results

Three Month Results

•	Net revenue increased 4.8% to $418.5 million
•	Net income was $94.1 million
•	Adjusted EBITDA increased 5.3% to $192.5 million

Three Month Acquisition-Adjusted Results

•	Acquisition-adjusted net revenue increased 3.1%
•	Acquisition-adjusted EBITDA increased 3.0%

Baton Rouge, LA – November 8, 2018 - Lamar Advertising Company (Nasdaq: LAMR), a leading owner and operator of outdoor advertising and logo sign displays, announces the Company’s operating results for the third quarter ended September 30, 2018.

“We delivered healthy revenue growth in the third quarter and are encouraged by our Q4 pacings, which indicate even more robust sales growth,” said Chief Executive Sean Reilly. “Consequently, we are tracking to finish 2018 at the upper end of or slightly above our revised guidance for full year diluted AFFO of $5.30 to $5.40 per share.”

Third Quarter Highlights

•	Same unit digital revenue increased 7.2%
•	AFFO increased 9.1%
•	Diluted AFFO per share increased 7.9%

Third Quarter Results

Lamar reported net revenues of $418.5 million for the third quarter of 2018 versus $399.3 million for the third quarter of 2017, a 4.8% increase. Operating income for the third quarter of 2018 decreased $3.4 million to $128.4 million as compared to $131.7 million for the same period in 2017, primarily due to increases in non-cash stock-based compensation expense of $6.6 million and depreciation and amortization expense of $3.3 million. Lamar recognized net income of $94.1 million for the third quarter of 2018 compared to net income of $96.3 million for same period in 2017. Net income per diluted share was $0.95 and $0.98 for the three months ended September 30, 2018 and 2017, respectively.

Adjusted EBITDA for the third quarter of 2018 was $192.5 million versus $182.8 million for the third quarter of 2017, an increase of 5.3%.

Cash flow provided by operating activities was $154.3 million for the three months ended September 30, 2018, an increase of $28.4 million as compared to the same period in 2017. Free cash flow for the third quarter of 2018 was $130.7 million as compared to $122.2 million for the same period in 2017, a 7.0% increase.

For the third quarter of 2018, Funds From Operations, or FFO, was $146.6 million versus $142.4 million for the same period in 2017, an increase of 3.0%. Adjusted Funds From Operations, or AFFO, for the third quarter of 2018 was $150.1 million compared to $137.5 million for the same period in 2017, an increase of 9.1%. Diluted AFFO per share increased 7.9% to $1.51 for the three months ended September 30, 2018 as compared to $1.40 for the same period in 2017.

Acquisition-Adjusted Three Months Results

Acquisition-adjusted net revenue for the third quarter of 2018 increased 3.1% over Acquisition-adjusted net revenue for the third quarter of 2017. Acquisition-adjusted EBITDA for the third quarter of 2018 increased 3.0% as compared to Acquisition-adjusted EBITDA for the third quarter of 2017. Acquisition-adjusted net revenue and Acquisition-adjusted EBITDA include adjustments to the 2017 period for acquisitions and divestitures for the same time frame as actually owned in the 2018 period. See “Reconciliation of Reported Basis to Acquisition-Adjusted Results”, which provides reconciliations to GAAP for Acquisition-adjusted measures.

Nine Months Results

Lamar reported net revenues of $1.20 billion for the nine months ended September 30, 2018 versus $1.14 billion for the same period in 2017, a 4.9% increase. Operating income for the nine months ended September 30, 2018 decreased to $329.9 million as compared to $335.4 million for the same period in 2017, primarily due to increases in non-cash stock-based compensation expense of $15.7 million and depreciation and amortization expense of $12.2 million. Lamar recognized net income of $209.5 million for the nine months ended September 30, 2018 as compared to net income of $230.5 million for the same period in 2017. Net income per diluted share decreased to $2.12 for the nine months ended September 30, 2018 as compared to $2.34 for the same period in 2017. In addition, Adjusted EBITDA for the nine months ended September 30, 2018 was $527.2 million versus $493.0 million for the same period in 2017, a 6.9% increase.

Cash flow provided by operating activities increased to $370.1 million for the nine months ended September 30, 2018, as compared to $320.6 million in the same period in 2017. Free cash flow for the nine months ended September 30, 2018 increased 8.6% to $345.0 million as compared to $317.7 million for the same period in 2017.

For the nine months ended September 30, 2018, FFO was $376.2 million versus $373.0 million for the same period in 2017, a 0.9% increase. AFFO for the nine months ended September 30, 2018 was $397.0 million compared to $360.5 million for the same period in 2017, a 10.1% increase. Diluted AFFO per share increased to $4.02 for the nine months ended September 30, 2018, as compared to $3.67 in the same period in 2017, an increase of 9.5%.

Liquidity

As of September 30, 2018, Lamar had $342.6 million in total liquidity that consisted of $332.0 million available for borrowing under its revolving senior credit facility and approximately $10.6 million in cash and cash equivalents.

Forward Looking Statements

This press release contains forward-looking statements, including statements regarding sales trends. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others: (1) our significant indebtedness; (2) the state of the economy and financial markets generally and the effect of the broader economy on the demand for advertising; (3) the continued popularity of outdoor advertising as an advertising medium; (4) our need for and ability to obtain additional funding for operations, debt refinancing or acquisitions; (5) our ability to continue to qualify as a Real Estate Investment Trust (“REIT”) and maintain our status as a REIT; (6) the regulation of the outdoor advertising industry by federal, state and local governments; (7) the integration of companies that we acquire and our ability to recognize cost savings or operating efficiencies as a result of these acquisitions; (8) changes in accounting principles, policies or guidelines; (9) changes in tax laws applicable to REITs or in the interpretation of those laws; (10) our ability to renew expiring contracts at favorable rates; (11) our ability to successfully implement our digital deployment strategy; and (12) the market for our Class A common stock. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the risk factors included in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2017, as supplemented by any risk factors contained in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. We caution investors not to place undue reliance on the forward-looking statements contained in this document. These statements speak only as of the date of this document, and we undertake no obligation to update or revise the statements, except as may be required by law.

Use of Non-GAAP Financial Measures

The Company has presented the following measures that are not measures of performance under accounting principles generally accepted in the United States of America (“GAAP”): Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization), Free Cash Flow, Funds From Operations (“FFO”), Adjusted Funds From Operations (“AFFO”), Diluted AFFO per share, Outdoor Operating Income and Acquisition-Adjusted Results. Our management reviews our performance by focusing on these key performance indicators not prepared in conformity with GAAP. We believe these non-GAAP performance indicators are meaningful supplemental measures of our operating performance and should not be considered in isolation of, or as a substitute for their most directly comparable GAAP financial measures.

Our Non-GAAP financial measures are determined as follows:

•

We define Adjusted EBITDA as net income before income tax expense (benefit), interest expense (income), loss (gain) on extinguishment of debt and investments, stock-based compensation, depreciation and amortization and gain or loss on disposition of assets and investments.

•

Free Cash Flow is defined as Adjusted EBITDA less interest, net of interest income and amortization of deferred financing costs, current taxes, preferred stock dividends and total capital expenditures.

•

We use the National Association of Real Estate Investment Trusts definition of FFO, which is defined as net income before gains or losses from the sale or disposal of real estate assets and investments and real estate related depreciation and amortization and including adjustments to eliminate unconsolidated affiliates and non-controlling interest.

•

We define AFFO as FFO before (i) straight-line revenue and expense; (ii) stock-based compensation expense; (iii) non-cash portion of tax provision; (iv) non-real estate related depreciation and amortization; (v) amortization of deferred financing costs; (vi) loss on extinguishment of debt; (vii) non-recurring infrequent or unusual losses (gains); (viii) less maintenance capital expenditures; and (ix) an adjustment for unconsolidated affiliates and non-controlling interest.

•	Diluted AFFO per share is defined as AFFO divided by Weighted average diluted common shares outstanding.

•	Outdoor Operating Income is defined as Operating Income before corporate expenses, stock-based compensation, depreciation and amortization and loss (gain) on disposition of assets.

•

Acquisition-Adjusted Results adjusts our net revenue, direct and general and administrative expenses, outdoor operating income, corporate expense and EBITDA for the prior period by adding to, or subtracting from, the corresponding revenue or expense generated by the acquired assets or divested before our acquisition or divestiture of these assets for the same time frame that those assets were owned in the current period. In calculating Acquisition-Adjusted Results, therefore, we include revenue and expenses generated by assets that we did not own in the prior period but acquired in the current period. We refer to the amount of pre-acquisition revenue and expense generated by or subtracted from the acquired assets during the prior period that corresponds with the current period in which we owned the assets (to the extent within the period to which this report relates) as “Acquisition-Adjusted Results”.

Adjusted EBITDA, FFO, AFFO, Outdoor Operating Income and Acquisition-Adjusted Results are not intended to replace other performance measures determined in accordance with GAAP. Free Cash Flow, FFO nor AFFO represent cash flows from operating activities in accordance with GAAP and, therefore, these measures should not be considered indicative of cash flows from operating activities as a measure of liquidity or of funds available to fund our cash needs, including our ability to make cash distributions. Adjusted EBITDA, Free Cash Flow, FFO, AFFO, Diluted AFFO per share, Outdoor Operating Income and Acquisition-Adjusted Results are presented as we believe each is a useful indicator of our current operating performance. Specifically, we believe that these metrics are useful to an investor in evaluating our operating performance because (1) each is a key measure used by our management team for purposes of decision making and for evaluating our core operating results; (2) Adjusted EBITDA is widely used in the industry to measure operating performance as it excludes the impact of depreciation and amortization, which may vary significantly among companies, depending upon accounting methods and useful lives, particularly where acquisitions and non-operating factors are involved; (3) Adjusted EBITDA, FFO, AFFO and Diluted AFFO per share each provides investors with a meaningful measure for evaluating our period-over-period operating performance by eliminating items that are not operational in nature and reflect the impact on operations from trends in occupancy rates, operating costs, general and administrative expenses and interest costs; (4) Acquisition-Adjusted Results is a supplement to enable investors to compare period-over-period results on a more consistent basis without the effects of acquisitions and divestures, which reflects our core performance and organic growth (if any) during the period in which the assets were owned and managed by us; (5) Free Cash Flow is an indicator of our ability to service debt and generate cash for acquisitions and other strategic investments; (6) Outdoor Operating Income provides investors a measurement of our core results without the impact of fluctuations in stock-based compensation, depreciation and amortization and corporate expenses; and (7) each of our Non-GAAP measures provides investors with a measure for comparing our results of operations to those of other companies.

Our measurement of Adjusted EBITDA, FFO, AFFO, Outdoor Operating Income and Acquisition-Adjusted Results may not, however, be fully comparable to similarly titled measures used by other companies. Reconciliations of Adjusted EBITDA, FFO, AFFO, Outdoor Operating Income and Acquisition-Adjusted Results to the most directly comparable GAAP measures have been included herein.

Conference Call Information

A conference call will be held to discuss the Company’s operating results on Thursday, November 8, 2018 at 8:00 a.m. central time. Instructions for the conference call and Webcast are provided below:

Conference Call

All Callers:	1-334-323-0520 or 1-334-323-9871
Passcode:	Lamar

Replay:	1-334-323-0140 or 1-877-919-4059
Passcode:	70196432
Available through Thursday, November 15, 2018 at 11:59 p.m. eastern time

Live Webcast:	www.lamar.com

Webcast Replay:	www.lamar.com
Available through Thursday, November 15, 2018 at 11:59 p.m. eastern time

Company Contact:	Buster Kantrow
Director of Investor Relations
(225) 926-1000
bkantrow@lamar.com

General Information

Founded in 1902, Lamar Advertising (Nasdaq: LAMR) is one of the largest outdoor advertising companies in North America, with more than 348,000 displays across the United States and Canada. Lamar offers advertisers a variety of billboard, interstate logo, transit and airport advertising formats, helping both local businesses and national brands reach broad audiences every day. In addition to its more traditional out-of-home inventory, Lamar is proud to offer its customers the largest network of digital billboards in the United States with over 2,900 displays.

LAMAR ADVERTISING COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Net revenues	$418,498	$399,345	$1,199,324	$1,142,785

Operating expenses (income)
Direct advertising expenses	140,699	134,977	419,776	401,896
General and administrative expenses	70,214	66,588	205,734	200,160
Corporate expenses	15,104	14,983	46,608	47,683
Stock-based compensation	8,624	2,017	22,745	7,060
Depreciation and amortization	55,089	51,796	167,251	155,003
Loss (gain) on disposition of assets	407	(2,734)	7,265	(4,377)

	290,137	267,627	869,379	807,425

Operating income	128,361	131,718	329,945	335,360

Other (income) expense
Loss on extinguishment of debt	—	—	15,429	71
Interest income	(157)	(2)	(313)	(6)
Interest expense	31,850	32,064	97,321	95,526

	31,693	32,062	112,437	95,591

Income before income tax expense	96,668	99,656	217,508	239,769
Income tax expense	2,612	3,325	7,969	9,257

Net income	94,056	96,331	209,539	230,512
Preferred stock dividends	91	91	273	273

Net income applicable to common stock	$93,965	$96,240	$209,266	$230,239

Earnings per share:
Basic earnings per share	$0.95	$0.98	$2.12	$2.35

Diluted earnings per share	$0.95	$0.98	$2.12	$2.34

Weighted average common shares outstanding:
- basic	98,943,535	98,044,523	98,596,828	97,855,642
- diluted	99,253,008	98,490,277	98,870,116	98,340,248

OTHER DATA
Free Cash Flow Computation:
Adjusted EBITDA	$192,481	$182,797	$527,206	$493,046
Interest, net	(30,479)	(30,819)	(93,346)	(91,654)
Current tax expense	(1,474)	(3,096)	(6,394)	(8,998)
Preferred stock dividends	(91)	(91)	(273)	(273)
Total capital expenditures	(29,701)	(26,610)	(82,174)	(74,446)

Free Cash Flow	$130,736	$122,181	$345,019	$317,675

OTHER DATA (continued):

			September 30, 2018	December 31, 2017
Selected Balance Sheet Data:
Cash and cash equivalents			$10,609	$115,471
Working capital			$109,914	$94,525
Total assets			$4,124,620	$4,214,345
Total debt, net of deferred financing costs (including current maturities)			$2,545,881	$2,556,690
Total stockholders’ equity			$1,096,959	$1,103,493

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Selected Cash Flow Data:
Cash flows provided by operating activities	$154,305	$125,885	$370,089	$320,638
Cash flows used in investing activities	$58,904	$117,669	$120,326	$191,029
Cash flows used in financing activities	$104,381	$22,650	$353,943	$137,487

SUPPLEMENTAL SCHEDULES

UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES

(IN THOUSANDS)

	Three months ended		Nine months ended
	September 30,		September 30,
	2018	2017	2018	2017
Reconciliation of Cash Flows Provided by Operating Activities to Free Cash Flow:
Cash flows provided by operating activities	$154,305	$125,885	$370,089	$320,638
Changes in operating assets and liabilities	7,830	25,610	62,924	77,765
Total capital expenditures	(29,701)	(26,610)	(82,174)	(74,446)
Preferred stock dividends	(91)	(91)	(273)	(273)
Other	(1,607)	(2,613)	(5,547)	(6,009)

Free cash flow	$130,736	$122,181	$345,019	$317,675

Reconciliation of Net Income to Adjusted EBITDA:
Net Income	$94,056	$96,331	$209,539	$230,512
Loss on extinguishment of debt	—	—	15,429	71
Interest income	(157)	(2)	(313)	(6)
Interest expense	31,850	32,064	97,321	95,526
Income tax expense	2,612	3,325	7,969	9,257

Operating Income	128,361	131,718	329,945	335,360

Stock-based compensation	8,624	2,017	22,745	7,060
Depreciation and amortization	55,089	51,796	167,251	155,003
Loss (gain) on disposition of assets	407	(2,734)	7,265	(4,377)

Adjusted EBITDA	$192,481	$182,797	$527,206	$493,046

Capital expenditure detail by category:
Billboards - traditional	$8,715	$10,161	$23,922	$23,700
Billboards - digital	13,093	8,605	33,210	29,568
Logo	1,895	2,498	7,000	6,409
Transit	3,637	290	4,377	578
Land and buildings	593	3,682	6,622	8,196
Operating equipment	1,768	1,374	7,043	5,995

Total capital expenditures	$29,701	$26,610	$82,174	$74,446

SUPPLEMENTAL SCHEDULES

UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES

(IN THOUSANDS)

	Three months ended September 30,
	2018	2017	% Change
Reconciliation of Reported Basis to Acquisition-Adjusted Results (a):
Net revenue	$418,498	$399,345	4.8%
Acquisitions and divestitures	—	6,672

Acquisition-adjusted net revenue	$418,498	$406,017	3.1%

Reported direct advertising and G&A expenses	$210,913	$201,565	4.6%
Acquisitions and divestitures	—	2,549

Acquisition-adjusted direct advertising and G&A expenses	$210,913	$204,114	3.3%

Outdoor operating income	$207,585	$197,780	5.0%
Acquisitions and divestitures	—	4,123

Acquisition-adjusted outdoor operating income	$207,585	$201,903	2.8%

Reported corporate expenses	$15,104	$14,983	0.8%
Acquisitions and divestitures	—	—

Acquisition-adjusted corporate expenses	$15,104	$14,983	0.8%

Adjusted EBITDA	$192,481	$182,797	5.3%
Acquisitions and divestitures	—	4,123

Acquisition-adjusted EBITDA	$192,481	$186,920	3.0%

(a)

Acquisition-adjusted net revenue, direct advertising and general and administrative expenses, outdoor operating income, corporate expenses and EBITDA include adjustments to 2017 for acquisitions and divestitures for the same time frame as actually owned in 2018.

	Three months ended September 30,
	2018	2017
Reconciliation of Net Income to Outdoor Operating Income:
Net Income	$94,056	$96,331
Interest expense, net	31,693	32,062
Income tax expense	2,612	3,325

Operating Income	128,361	131,718

Corporate expenses	15,104	14,983
Stock-based compensation	8,624	2,017
Depreciation and amortization	55,089	51,796
Loss (gain) on disposition of assets	407	(2,734)

Outdoor Operating Income	$207,585	$197,780

SUPPLEMENTAL SCHEDULES

UNAUDITED REIT MEASURES

AND RECONCILIATIONS TO GAAP MEASURES

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

Adjusted Funds From Operations:

	Three months ended		Nine months ended
	September 30,		September 30,
	2018	2017	2018	2017
Net income	$94,056	$96,331	$209,539	$230,512
Depreciation and amortization related to real estate	52,032	48,613	157,941	145,999
Loss (gain) from disposition of real estate assets and investments (tax effected)	505	(2,707)	8,350	(4,114)
Adjustment for unconsolidated affiliates and non-controlling interest	43	190	385	580

Funds From Operations	$146,636	$142,427	$376,215	$372,977

Straight-line expense (income)	737	(287)	(220)	(382)
Stock-based compensation expense	8,624	2,017	22,745	7,060
Non-cash portion of tax provision	1,138	229	697	259
Non-real estate related depreciation and amortization	3,057	3,183	9,310	9,004
Amortization of deferred financing costs	1,214	1,243	3,662	3,866
Loss on extinguishment of debt	—	—	15,429	71
Capitalized expenditures—maintenance	(11,248)	(11,082)	(30,453)	(31,760)
Adjustment for unconsolidated affiliates and non-controlling interest	(43)	(190)	(385)	(580)

Adjusted Funds From Operations	$150,115	$137,540	$397,000	$360,515

Divided by weighted average diluted common shares outstanding	99,253,008	98,490,277	98,870,116	98,340,248

Diluted AFFO per share	$1.51	$1.40	$4.02	$3.67